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                                                                   EXHIBIT 12-20

                           THE DETROIT EDISON COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                Twelve Months Ended December 31
                                                            ------------------------------------------------------------------------
                                                              2003            2002            2001            2000            1999
                                                            --------        --------        --------        --------        --------
(Millions of Dollars)
EARNINGS:
    Pretax earnings ................................        $    397        $    534        $    320        $    586        $    645
    Fixed charges ..................................             294             322             314             311             322
                                                            --------        --------        --------        --------        --------
                                                            $    691        $    856        $    634        $    897        $    967
                                                            --------        --------        --------        --------        --------


FIXED CHARGES:
    Interest expense ...............................        $    284        $    319        $    306        $    277        $    288
    Interest factor of rents .......................              10               3               8              34              34
                                                            --------        --------        --------        --------        --------
                                                            $    294        $    322        $    314        $    311        $    322
                                                            --------        --------        --------        --------        --------

Ratio of earnings to fixed charges .................            2.35            2.66            2.02            2.88            3.00
                                                            ========        ========        ========        ========        ========
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